Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of ArcSoft, Inc. on Form S-1 of our report dated August 12, 2004 appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

San Jose, California

August 19, 2004